FOR IMMEDIATE RELEASE

SKYSTAR COMMENCES TESTING ON TWO ADDITIONAL NEW PRODUCT DOSAGE FORMS TO FURTHER EXPAND THE COMPANY’S PRODUCT LINES

The new dosage forms projected to generate $5 million in additional revenue by fiscal 2011

XI'AN, CHINA – May 12, 2010 - Skystar Bio-Pharmaceutical Company (NASDAQ:SKBI) ("Skystar" or the "Company"), a China-based manufacturer and distributor of veterinary medicines, vaccines, micro-organisms and feed additives, announced that it will commence product testing of two additional product dosage forms: oral solution and injectable soluble powder specifically formulated for Skystar’s veterinary line of medicines.

The product testing process will ensure that the new dosage forms will adhere to good manufacturing practices (GMP) consisting of: quality assurance of raw materials, record keeping of substances, production and process controls, warehouse and distribution protocols and safety standards.  Skystar will then submit an application to the Chinese Ministry of Agriculture for GMP inspection and certification.  Following GMP approval, and assuming market acceptance, management projects that the oral solution and injectable soluble powder line of veterinary medicines to have an estimated annual production capacity of twenty million units, potentially giving an additional five million dollars in annual revenue by fiscal 2011. Currently, Skystar’s facility is manufacturing veterinary medicines that are delivered via injections, pulvis, powders, granules, tablets and premix forms.

Mr. Weibing Lu, chairman and CEO commented, “Skystar is looking to further expand the delivery methods for our line of veterinary medicines in response to market demand.  We are also pleased to begin use of Skystar’s completed veterinary medicine manufacturing facility at our Huxian plant in addition to the adjacent quality control and R&D building. Our goal for fiscal 2010 is to launch additional products in conjunction with the ramping of the Huxian plant’s production capacity and will allow for the manufacture of eight of our most popular product categories covering over 150 different veterinary drug products.”

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About Skystar Bio-Pharmaceutical Company

Skystar is a China-based developer and distributor of veterinary healthcare and medical care products. Skystar has four product lines (veterinary medicines, micro-organisms, vaccines and feed additives) and over 170 products. Skystar has formed strategic sales distribution networks covering 29 provinces throughout China. For additional information, please visit http://www.skystarbio-pharmaceutical.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

Contacts:
Skystar Bio-Pharmaceutical Company
Scott Cramer, Director Corporate Development and U.S. Representative
(407) 645-4433

Investor Relations
Grayling
Christopher Chu, Director
(646) 284-9426
christopher.chu@grayling.com